EXHIBIT 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Eric Birge Vice President of Investor Relations 313-220-3053

Great Lakes Announces Amendment to Upsize and Extend Maturity of Revolving Credit Facility and Repayment of Second Lien Notes

HOUSTON, October 27, 2025 (GLOBE NEWSWIRE) -- Great Lakes Dredge & Dock Corporation ("Great Lakes" or the “Company”) (NASDAQ: GLDD), the largest provider of dredging services in the United States, announced that on October 24, 2025, it completed an amendment to its existing Revolving Credit Facility, upsizing the facility by $100 million to $430 million and extending its maturity to October 2030.

As part of this transaction, the Company utilized the increased revolver capacity to fully repay the $100 million second lien notes issued in 2024.

The Company filed a Form 8-K with the Securities and Exchange Commission that contains further details regarding the completion of the transactions. The foregoing descriptions of the transactions do not purport to be complete and are qualified in their entirety by reference to the Form 8-K and exhibits thereto.

Scott Kornblau, Senior Vice President and Chief Financial Officer commented, “The increased capacity achieved with the successful amendment to our Revolving Credit Facility enabled us to pay off the second lien notes, at a much lower interest rate, saving an estimated $6 million per year in interest. Our balance sheet is stronger than ever with no debt maturities until 2029 and a weighted average interest rate under 6%.” Lasse Petterson, President and Chief Executive Officer added, "The expansion of Great Lakes’ revolving credit facility highlights the strength of our credit profile and reflects the continued confidence of our lending partners. This enhanced financial flexibility, combined with strong cash flow generation and the conclusion of our current newbuild program, positions the Company to advance its strategic priorities and deliver sustained value to shareholders.”

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States, which is complemented with a long history of performing significant international projects. In addition, Great Lakes is fully engaged in expanding its core business into the offshore energy industry. The Company employs experienced civil, ocean and mechanical engineering staff in its estimating, production, and project management functions. In its over 135-year history, the Company has never failed to complete a marine project. Great Lakes owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of approximately 200 specialized vessels. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. The Company’s Incident-and Injury-Free® (IIF®) safety management program is integrated into all aspects of the Company’s culture. The Company’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical facts are forward-looking statements. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events.

Although Great Lakes believes that its plans, intentions, and expectations reflected in this press release are reasonable, actual events could differ materially. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.